                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Director Stock Option Plan of TriPath Imaging, Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements of TriPath Imaging, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                       /s/  Ernst & Young LLP




Raleigh, North Carolina
December 11, 2001


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